UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2006

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.	34747
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (407) 566-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry Into Material Definitive Agreement.

Ramboll Danmark, A/S, Consultant Services Agreement and Work Order for Two WTE Facilities Planned for the Kingdom of Saudi Arabia

International Power Group, Ltd. (“IPWG or the “Company”) has entered into a Consultant Services Agreement and related Work Order with Ramboll Danmark, A/S (“Ramboll”), an international waste–to–energy (“WTE”) consulting firm.

Under the Consultant Services Agreement, IPWG can request for particular WTE projects Ramboll’s services to assist in (1) the evaluation of WTE facilities, including evaluation of waste streams and land requirements, (2) the development of engineering and equipment requirements, including blueprints, civil, electrical and mechanical engineering and equipment recommendations, (3) identification of and negotiation with suppliers and the preparation, issuance and evaluation of bids for construction and equipment, (4) project management and (5) the development of operating instructions, procedures and training programs for facilities operations.

The Work Order engages Ramboll to provide the above described services with respect to two WTE facilities that IPWG plans to construct in the Kingdom of Saudi Arabia.  Each of the Consultant Services Agreement and the Work Order are dated July 14, 2006 and are effective as of July 31, 2006.  The Consultant Services Agreement and Work Order are attached hereto as Exhibits 10.1 and 10.2 respectively.

Item 9.01 – Financial Statements and Exhibits.

(c)  Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
10.1	Consultant Services Agreement between Ramboll Danmark, A/S and International Power Group, Ltd., effective as of July 31, 2006.
10.2

Related Work Order under the Consultant Services Agreement for Ramboll’s services in respect of two WTE facilities planned for construction in the Kingdom of Saudi Arabia, between Ramboll Danmark, A/S and International Power Group, effective as of July 31, 2006.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Date: July 18, 2006	By: /s/ Peter Toscano
Peter Toscano
President and Chief Executive Officer